UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2013

NEWBRIDGE BANCORP

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 369-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

		Page

Item 1.01 –	Entry into a Material Definitive Agreement	3

Item 5.02 –	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	7

Item 9.01 –	Financial Statements and Exhibits	7

Signatures		7

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Officer Compensation.  On February 8, 2013, NewBridge Bancorp (the “Company”) and its subsidiary NewBridge Bank (the “Bank”) executed an Employment and Change of Control Agreement with (i) William W. Budd, Jr., Senior Executive Vice President and Chief Credit Officer of the Bank, and (ii) Robin S. Hager, Senior Executive Vice President and Chief Administrative Officer of the Bank (each an “Employment Agreement,” and together the “Employment Agreements”). Mr. Budd’s Employment Agreement, which becomes effective on March 5, 2013, replaces the Employment and Change of Control Agreement among Mr. Budd, the Bank and the Company, dated March 5, 2010. Ms. Hager’s Employment Agreement, which becomes effective on August 1, 2013, replaces the Employment and Change of Control Agreement among Ms. Hager, the Bank and the Company, dated August 1, 2010.

There follows a brief description of the terms and conditions of the Employment Agreements.  Unless defined herein, capitalized terms shall have the meaning given them in the Employment Agreements, copies of which are attached as Exhibit 99.1 and 99.2, and incorporated herein by reference.

Notwithstanding any other provision of the Employment Agreements, for so long as the United States Department of the Treasury (“UST”) holds shares of preferred stock of the Company, purchased by the UST under the Capital Purchase Program implemented under the Emergency Economic Stabilization Act of 2008, certain restrictions will apply, as provided for in Appendix A to the Employment Agreements. These restrictions cause many of the provisions of the Employment Agreement to be without effect, with the consequence that Mr. Budd and Ms. Hager (each an “Executive,” and together the “Executives”) may not receive incentive compensation, golden parachute payments or severance payments, except as specifically allowed by the American Recovery and Reinvestment Act of 2009 and interim final rules promulgated thereunder by the UST.  Further, the Executives have waived and released any and all claims, actions and claims for release and causes of action they have or may have against the Company and the Bank arising thereunder, until such time as the Company and the Bank are no longer subject to these restrictions.

Mr. Budd’s Employment Agreement provides for his employment as Senior Executive Vice President and Chief Credit Officer of the Bank, with duties and responsibilities as are customary for persons holding such executive offices of institutions that are a part of the financial institutions industry.  Unless earlier terminated, Mr. Budd’s Employment Agreement has a term of three years with an Effective Date of March 5, 2013, and an Employment Period ending March 4, 2016.

Ms. Hager’s Employment Agreement provides for her employment as Senior Executive Vice and Chief Administrative Officer of the Bank, with duties and responsibilities as are customary for persons holding such executive offices of institutions that are a part of the financial institutions industry.  Unless earlier terminated, Ms. Hager’s Employment Agreement has a term of three years with an Effective Date of August 1, 2013, and an Employment Period ending July 31, 2016.

The Company and the Bank (together “NewBridge”) will pay each Executive a base salary at the rate of at least $231,000 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time.  The Bank shall review each Executive’s total compensation at least annually and in its sole discretion may adjust such Executive’s total compensation from year to year, but during his/her Employment Period, each such Executive’s Base Salary may not decrease below $231,000, and periodic increases in Base Salary, once granted, may not be revoked.

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Each Executive shall be entitled to participate in all of NewBridge’s (i) executive management incentive plans, (ii) long-term incentive plans; and (iii) stock option, stock grant and similar plans, and in each of the foregoing cases any successor or substitute plans, and in at least as favorable a manner as any participant who is a member of NewBridge’s senior executive management.

Each Executive shall be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to NewBridge’s senior executive employees (the “Benefit Plans”), on at least as favorable a basis as any other participant who is a member of NewBridge’s senior executive management.

Each Executive and/or such Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by NewBridge (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to NewBridge’s senior executive employees (“Welfare Benefit Plans”).

Each Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him/her in accordance with NewBridge’s policies, practices and procedures, to the extent applicable generally to NewBridge’s other senior executive employees.

Each Executive shall be entitled to fringe benefits in accordance with NewBridge’s plans, practices, programs and policies in effect for their senior executive employees.

Each Executive shall be entitled annually to a minimum of 33 business days of paid vacation and shall be entitled to that number of business days of paid disability, sick and other leave specified in NewBridge’s employment policies.

Each Executive’s employment with NewBridge shall terminate automatically upon such Executive’s death.  Otherwise, NewBridge may terminate an Executive’s employment for Cause, Without Cause and/or if NewBridge determines in good faith that the Disability of such Executive has occurred, after notice of such determination.  Also, each Executive may terminate his/her employment for Good Reason.

If NewBridge terminates either of the Executives’ employment Without Cause, or such Executive terminates his/her employment for Good Reason, in each case, other than in connection with a Change of Control, then in consideration of services rendered prior to such Termination:

(i)	NewBridge shall pay the Executive the following cash sums: (a) his/her Base Salary through the Date of Termination, (b) any accrued vacation, sick and other leave pay, (c) the product of (1) the number of days remaining in the Employment Period and (2) the Executive’s Base Salary, divided by 365, and (d) the product of (x) the Executive’s aggregate cash bonus for the last completed fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

(ii)	for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, NewBridge shall continue to provide benefits to the Executive and/or the Executive’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if the Executive’s employment had not been terminated; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans, the benefits provided by NewBridge shall be secondary to those provided under such other employer’s plans; and

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(iii)	NewBridge shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any Welfare Benefit Plan.

If either of the Executives’ employment terminates by reason of his/her death, such Executive’s legal representatives shall become entitled to the following: (i) Accrued Obligations shall be timely paid; (ii) Other Benefits shall be timely paid or provided; (iii) all stock options that are “incentive stock options” (“ISOs”), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), previously granted to such Executive that vested at or prior to the Date of Termination shall remain exercisable for the longer of 12 months and the exercise period in effect immediately prior to the Date of Termination; (iv) all nonqualified stock options shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination; (v) all options previously granted to such Executive and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable grants; and (vi) such Executive’s rights to all benefits under all Benefit Plans that are “nonqualified” plans shall be 100% vested at the time of such Executive’s death.

If either of the Executives’ employment is terminated by reason of his/her Disability, such Executive shall only be entitled to the following: (i) Accrued Obligations shall be timely paid; (ii) Other Benefits shall be timely paid or provided; (iii) all options that are ISOs and that vested at or prior to the Date of Termination shall remain exercisable for the lesser of 12 months and the period of exercise in effect immediately prior to the Date of Termination; (iv) all options previously granted and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for 12 months from the Date of Termination, and (B) in the case of nonqualified stock options, for the exercise period set forth in the applicable grant; and (v) all other options that vested at or prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination.

If either of the Executives’ employment is terminated for Cause, such Executive shall only be entitled to the following: (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, provided, however, that such Executive’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to his/her rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.

In the event that NewBridge terminates either of the Executives’ employment Without Cause, or such Executive terminates his/her employment for Good Reason, in any such case at the time of or within one year after a Change of Control, such Executive shall be entitled to receive the following Change of Control payments and benefits:

(i)	NewBridge shall pay the Executive the aggregate of the following amounts:

(A)	the sum of his/her Accrued Obligations;

(B)	the greater of (x) the Executive’s Base Salary, divided by 365 and multiplied by the number of days remaining in the Employment Period; and (y) an amount equal to 2.99 times the Executive’s Base Salary; and

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(C)	the product of (x) the Executive’s aggregate cash bonus for the last completed fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365.

In the event that either of the Executives violates the non-compete and/or non-solicit covenants, described below, no payments shall be due under paragraphs (B) and (C) above.

(ii)	for the number of days remaining in the Employment Period from and after the Change of Control Termination Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, NewBridge shall continue benefits to such Executive and/or such Executive’s family at least equal to those which would have been provided to them in accordance with applicable Welfare Benefit Plans if such Executive’s employment had not been terminated; provided, however, that if such Executive becomes reemployed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as he/she would receive under the Welfare Benefit Plans, the benefits provided by NewBridge shall be secondary to those provided under such other plans during such applicable period of eligibility;

(iii)	all options previously granted to such Executive that are unvested as of the Change of Control Termination Date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control Termination Date (provided, however, that options granted less than six months before the Change of Control Termination Date shall not be exercisable until the first day subsequent to the six months following their dates of grant) and all previously granted options that are vested, but unexercised, on the Change of Control Termination Date shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of such Executive’s employment, except as otherwise specifically provided by the Code; and

(iv)	such Executive’s benefits under all Benefit Plans that are nonqualified plans shall be 100% vested, regardless of his/her age or years of service, as of the Change of Control Termination Date.

During the Restricted Period, the Executives shall not, within the geographic areas composed of the circles surrounding the Bank’s then-existing banking offices, with each circle having the applicable banking office as its center point and a radius of 25 miles (the “Territory”), directly or indirectly, in any capacity, render his/her services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which NewBridge or any of NewBridge’s subsidiaries (the “NewBridge Group”) is engaged as of the date of the Employment Agreement, which business activities include the provision of banking services (collectively, the “Business”).

During the Restricted Period, within the Territory, the Executives shall not, directly or indirectly, individually or on behalf of any other natural person, corporation, partnership, limited liability company, trust, association, mutual organization or similar entity (other than NewBridge), offer to provide banking services to any such person or entity who is or was (i) a customer of any member of the NewBridge Group during any part of the 12-month period immediately prior to the Date of Termination of such Executive, or (ii) a potential customer to whom any member of the NewBridge Group offered to provide banking services during any part of the 12-month period immediately prior to the Date of Termination of such Executive.

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During the Restricted Period, within the Territory, the Executives shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the NewBridge Group to leave the employment of such member to work with such Executive or with any person, partnership, corporation, limited liability company or other entity with whom such Executive is or becomes affiliated or associated.

The non-compete provisions shall not be operative upon, or be in any way enforceable against the Executives at or after a termination by such Executive for Good Reason; or a termination of such Executive by NewBridge Without Cause if such Executive returns and/or waives his/her right to receipt of continued benefits under the Employment Agreement (other than Accrued Benefits).

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

(e) A brief description of the material terms of the Executives’ respective Employment Agreements is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and William W. Budd, Jr., dated March 5, 2013.

Exhibit 99.2	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Robin S. Hager, dated August 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP

Dated: February 11, 2013	By:	/s/ Ramsey K. Hamadi
Ramsey K. Hamadi, Senior Executive
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and William W. Budd, Jr., dated March 5, 2013.

Exhibit 99.2	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Robin S. Hager, dated August 1, 2013.

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